UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

HALCON RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50682	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 6700 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 663-2000

RAM Energy Resources, Inc.

5100 E. Skelly Drive, Suite 650

Tulsa, OK 74135

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On February 29, 2012, Halcon Resources Corporation (“Halcón”) entered into definitive agreements with certain institutional accredited investors to sell, in a private offering, 4,444.4511 shares of 8% automatically convertible preferred stock, par value $0.0001 per share (the “preferred stock”), each share of which will be convertible into 10,000 shares of common stock, par value $0.0001 per share (or a proportionate number of shares of common stock with respect to any fractional shares of preferred stock issued) (the “common stock”), for anticipated gross proceeds of approximately $400.0 million, or $9.00 per share of common stock. We expect the closing of the sale of preferred stock to occur on or about March 5, 2012. We expect to incur placement agent fees of approximately $14.0 million and associated expenses of approximately $425,000 in connection with this private offering.

The preferred stock was offered and will be sold pursuant to the exemptions from registration provided in Regulation D, Rule 506, under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The preferred stock was offered (i) to institutional “accredited investors” (as defined in Rule 501(a) under the Securities Act), who either (a) are “qualified institutional buyers” as defined in Rule 144A under the Securities Act or (b) own and invest on a discretionary basis, for their own accounts or the accounts of others, an amount of securities equal to at least $25 million (calculated in accordance with the provisions of Rule 144A) and (ii) to certain other accredited investors specifically approved by Halcón and the placement agents.

Each share of preferred stock will be convertible into a number of shares of common stock determined by dividing the liquidation preference of the preferred stock, which is equal to the liquidation price plus the amount of any accrued and unpaid dividends through the date of conversion, by the conversion price. No dividend will be paid on the preferred stock if it converts into common stock on or before May 31, 2012. Accordingly, until such date each share of preferred stock will automatically convert into 10,000 shares of common stock at an initial conversion price of $9.00 per share of common stock and each fractional share of preferred stock will be initially convertible into a proportionate number of shares of common stock. The preferred stock will convert automatically on the 20th calendar day after Halcón mails a definitive information statement to its common stockholders notifying them that Halcón’s majority common stockholder has consented to the issuance of common stock upon conversion of the preferred stock. The initial conversion price is subject to adjustment in certain circumstances, including stock splits, stock dividends, rights offerings, or combinations of Halcón common stock.

Item 7.01. Regulation FD Disclosure.

On March 1, 2012, Halcón posted a presentation on the “Investor Relations – Events & Presentations” page of its website, www.halconresources.com, containing information that was presented to investors in connection with the private offering described in Item 8.01 below.

The information in the presentation is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act, or the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events.

On March 1, 2012, Halcón issued a press release announcing that it had priced a private offering of shares of its preferred stock. A copy of the press release is attached hereto has Exhibit 99.1 and is incorporated herein by reference.

Halcón also included certain additional information in the private placement memorandum for the offering of the preferred stock and has provided such information below.

Operational Information

Halcón also provided additional operational information about its historical oil and natural gas properties as of and for the year ended December 31, 2011. Halcón’s properties are concentrated in the Electra and Burkburnett fields in North Texas, the Fitts-Allen field in Southern Oklahoma, the La Copita field in South Texas and the Lake Enfermer field in South Louisiana. In addition, the properties include leases and the option to enter into leases covering approximately 45,000 gross and net acres in the Mississippian Lime formation in Osage County, Oklahoma. Halcón’s management team characterized these properties as core and non-core operating areas primarily based on oil and liquids content.

The following table sets forth information regarding Halcón’s proved reserves, acreage and production data as of and for the year ended December 31, 2011. The proved reserve estimates are based on a report prepared by Forrest A. Garb & Associates, Halcón’s independent reserve engineering firm.

	As of December 31, 2011
	Total Net Proved Reserves (MMBoe)(1)	% Oil & NGLs	Net Acreage		Year Ended December 31, 2011 Estimated Daily Net Average Production (Boe/d)
Core Operating Areas
Mississippian Lime: Osage Concession	—	—	8,800	(2)	—
Fitts-Allen	5.2	95%	11,082		826
Electra/Buckburnett	6.2	100%	14,264		1,329

Core Operating Areas Sub-Total	11.5	98%	78,466		2,155
Non-Core Operating Areas
South Texas	5.1	31%	5,856		865
South Louisiana	2.4	14%	5,047		420
Other Areas	2.1	59%	70,937		681
Non-Core Operating Areas Sub-Total	9.6	33%	81,840		1,966

Total	21.1	68%	115,986		4,121

(1)	Million barrels of oil equivalent (MMBoe) is based on a 6:1 equivalent ratio of one barrel of oil and natural gas liquids (NGLs) to six thousand cubic feet of natural gas.
(2)	Halcón has the option to lease an additional 36,480 acres for another 2.5 years for a total gross and net acreage position of 45,280 acres.

2012 Capital Expenditure Budget

Halcón has approved a capital expenditure budget for 2012 of approximately $1.1 billion, which it expects to use primarily to fund leasing and acquisition of acreage, seismic data, drilling and completion and infrastructure.

The information in this Item 8.01, including Exhibit 99.1, shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there by any sale of the preferred stock in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed or furnished (as applicable) as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release issued by Halcón Resources Corporation dated March 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION.

March 1, 2012	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer